Exhibit 10.4

                                    AGREEMENT

THIS AGREEMENT is made the _23_ day of May 2000.

BETWEEN: STEVEN CHARLES MANTHEY (hereinafter called "Steven") of 1 Promenade Offices Robina Town Centre Gold Coast Queensland Australia

AND:      ADVANCED ENGINE TECHNOLOGIES,  INC. (hereinafter call "AETI") of 11150
          W. Olympic Boulevard # 1020 Los Angeles, California United States.


WHEREAS:

A. Steven is the inventor of a revolutionary engine known as the OX2 Engine. ("OX2 Engine");

B. An OX2 Engine is currently at the University of California at Riverside being tested for and on behalf of AET and its shareholders ("OX2 Prototype Engine");

C. Steven and AETI wish to improve and develop the OX2 Prototype Engine so that it is capable of becoming a commercial viable engine.

D. Steven shall provide, for a period of two years from the date of this Agreement, for the benefit of AETI and its shareholders, the following maintenance and development program:

         (i) Preventive maintenance to ensure that the OX2 Prototype Engine remains in good working order; and

         (ii) Remedial maintenance to be carried out on the OX2 Prototype Engine in order to rectify a malfunction;

E. Steven shall deliver to AETI, for the benefit of AETI and its shareholders, the following products:

         (i) A Front Port Assembly with a Direct Fuel Injection System for the OX2 Prototype Engine;

         (ii) A second OX2 Prototype Engine for testing ("OX2 Second Prototype Engine"); and

         (iii) A third OX2 Prototype Engine that is adapted to run a 25KW Caterpillar Generator Set ("OX2 Third Prototype Engine");

         The aforementioned engines are collectively referred to as the "OX2 Engines".

F. Steven shall forthwith assign to AETI all patents or patentable rights, including developments and improvements, that have arisen or may arise as a result of the above mentioned maintenance and development program and OX2 Engines.

G. Steven shall provide the above mentioned maintenance and development program and OX2 Engines to AETI without remuneration from AETI; and

H. Steven, AETI and Advanced Engine Technology PTY LTD, an Australian Company (AETPTY) are, concurrently herewith, entering into a Release Agreement of even date.

WHEREBY IT IS AGREED:

1. This Agreement shall commence as from the date hereof and remain in force for a period of two years, or until otherwise terminated under this Agreement, whichever is earlier.

2. Steven shall design and manufacture for the benefit of AETI, and its shareholders, the following OX2 Engine products:

         (a) A Front Port assembly with a Direct Fuel Injection System for the OX2 Prototype Engine. This product shall be available to deliver to AETI in no less than 3 months and no more than 6 months from the date of this Agreement.

         (b) The OX2 Second Prototype Engine, which will be ready for adaption to the electronic control system of the OX2 Prototype Engine. This OX2 Second Prototype Engine shall be available to deliver to AETI in no less than 6 months and no more than 12 months from the date of this Agreement; and

         (c) The Third OX2 Prototype Engine, is adapted to be able to run a 25KW Caterpillar Generator Set. This OX2 Third Prototype Engine shall be available to deliver to AETI in no less than 18 months and no more than 24 months from the date of this Agreement.

3. All the costs to ship and transport the products (including all the OX2 Engines) to and from AETI shall be paid by AETI.

4. Steven shall for the duration of this Agreement provide the following maintenance program:

         (a) Preventive maintenance to ensure that the OX2 Engines remains in good working order; and

         (b) Remedial maintenance to be carried out on the OX2 Engines in order to rectify a malfunction.

5. The maintenance and development program shall include the supply of any replacement parts that are or have been manufactured by Steven or that are capable of being manufactured by Steven.

6. The maintenance and development program shall exclude the maintenance of the electronic control system for the OX2 Prototype Engine.

7. AETI shall reimburse Steven all proper out of pocket expenses incurred by Steven and any other necessary personnel in traveling to the United States for and on behalf of AETI (including carrying out the maintenance program) including and not limited to:

         (a)      Economy class air travel;

         (b)      Accommodation (equivalent to that of Extended Stay);

         (c)      Motor Vehicle Hire (mid size automobile);

         (d)      Mobile telephone and usage charges, and

         (e) Food and travel allowance of US$100.00 per person per day or part thereof

8. Steven may sub-contract for the performance of this Agreement or any part of this Agreement.

9. Steven shall forthwith assign to AETI all patents or patentable rights, including developments and improvements, that have arisen or may arise as a result of the above mentioned maintenance and development program and OX2 Engines.

10. Steven shall be entitled to claim authorship of the design of the products manufactured wholly or substantially to his designs and AETI shall be entitled to publish the name of Steven in connection therewith without his written consent.

11.      (a)      No right under this Agreement shall be deemed to be waived by a party except if such waiver is in writing signed by the party alleged to waive the right.

         (b) A waiver by a party pursuant to the proceeding sub-clause will not prejudice its rights in respect of any subsequent breach of this Agreement by the other party.

         (c) Subject to the proceeding sub-clause any failure by a party to enforce any clause of this Agreement, or any forbearance, delay or indulgence granted by a party to the other shall not be construed as a waiver of the first-mentioned party's rights under this Agreement.

12. This Agreement constitutes the entire Agreement between the parties. Any prior arrangements, agreements, representations or undertakings are superseded. Any modification or alteration of any clause of this Agreement will not be valid except in writing signed by each party.

13. This Agreement will be governed by and construed according to laws of the State of California, USA. The parties agree to submit to the jurisdiction of the courts and tribunals located in the State of California.

14. The Agreement may be terminated forthwith by AETI by notice in writing to Steven in the event of Steven being unable through illness or any other incapacity from carrying out the terms of this Agreement for a period of two months.

15. Without limiting the generality of any other clause in this Agreement Steven may terminate this Agreement immediately by notice in writing if:

         (a) any payment due from AETI to Steven pursuant to this Agreement remains unpaid for a period of 14 days; or

         (b) AETI breaches any clause of this Agreement and such breach is not remedied within 7 days or written notice by Steven.

16.      (a)      Notices under this Agreement may  be  delivered  by  hand,  by registered mail, or by facsimile to the addresses of the parties specified in or notified pursuant to this Agreement.

         (b)      Notice will be deemed given:

                  (i) In the case of hand delivery or registered mail, upon written acknowledgment of receipt of an officer or other duly authorized employee, agent or representative of the receiving party; or

                  (ii) In the case of a facsimile, upon proof of completion of transmission.

17. Any dispute arising in connection with this Agreement which cannot be settled by negotiation between the parties or their representatives shall be submitted to arbitration in the City and County of Los Angeles, California, USA, in accordance with the commercial arbitration rules of JAMS-ENDISPUTE, or any other qualified arbitration association (located in Los Angeles, California) upon which the parties mutually agree.

IN WITNESS the parties hereto have duly executed this Agreement on the date first above written.

SIGNED SEALED AND DELIVERED         )
by the said                         )
STEVEN CHARLES MANTHEY              )
In the Presence of:                 )        /s/ Steven Charles Manthey
                                           ------------------------------
                                               STEVEN CHARLES MANTHEY






THE COMMON SEAL OF ADVANCED               )
ENGINE TECHNOLOGIES, INC. was duly        )
affixed in accordance with its articles   )
of associations in the presence of:       )   /s/ Carroll Shelby
                                            ----------------------------
                                                CARROLL SHELBY
                                                DIRECTOR/PRESIDENT

/s/ Neil Cummings
-------------------------------------
NEIL CUMMINGS
COMPANY SECRETARY/TREASURER